Exhibit 99.4

[GENAERA LOGO]

FOR IMMEDIATE RELEASE

Contact:

Genaera Corporation	The Trout Group/BMC Communications
Jennifer Bilotti	Jonathan Fassberg ext. 16 (investor inquiries)
(610) 941-4020	Brad Miles ext. 17 (media inquiries)
www.genaera.com	(212) 477-9007

Genaera Announces Presentation on Mucoregulator Target and Relationship to Cystic Fibrosis

—Novel Genomics-Based Therapeutic Strategy Progressing in Phase 2 Clinical Trial—

Plymouth Meeting, PA, May 21, 2003 /PRNewswire/—Genaera Corporation (NASDAQ: GENR) and collaborators today presented clinical research study results describing the relationship of its proprietary mucoregulator target, the human calcium-activated chloride channel (hCLCA1), to mucus overproduction in cystic fibrosis (CF). This mucoregulator gene, the basis of Genaera’s second genomics-based product development program, regulates abnormal mucus production and inflammation. The presentation was made at the meeting of the American Thoracic Society, held in Seattle.

In this study, biopsies were obtained from the bronchial mucosa of patients with CF and hCLCA1 expression was demonstrated by immunohistochemistry and in-situ hybridization. Expression of hCLCA1 was localized to mucus producing cells in the lung epithelium. The study demonstrates a relationship between mucus production and expression of hCLCA1, suggesting that hCLCA1 is a new therapeutic target to control mucus overproduction in CF airway disease.

Based on the role of the hCLCA1 chloride channel in respiratory diseases, such as CF, the Company has developed LOMUCIN™. LOMUCIN (talniflumate) is intended to block the hCLCA1-dependent mucus overproduction present in respiratory and sinus disorders, and thereby provides a new strategy for opening the airways and easing breathing in patients with these diseases. Development of LOMUCIN is currently focused on CF, supported in significant part by a grant from Cystic Fibrosis Foundation Therapeutics Inc. (CFFT).

“Genaera is paving new ground in the field of CF by establishing that a drug, like LOMUCIN, could reduce the overproduction of mucus in the airways of people with CF and therefore potentially reduce the number of infections and amount of inflammation,” said Robert J. Beall, President and CEO of the CF Foundation and CFFT. “This is a unique and important therapeutic direction for the CF Foundation and CF research.”

N. Gerald McElvaney, MD, Professor, Beaumont Hospital, Dublin, Ireland, commented, “This presentation, in which I am collaborating with Professor Qutayba Hamid and colleagues at McGill University, further expands to CF the list of diseases for which an hCLCA1 inhibitor should be investigated. New approaches are needed to treat mucus overproduction and epithelial-based inflammation in the upper and lower airways, as glucocorticoid and other classic anti-inflammatory therapies are marginally effective. The potential of the chloride channel hCLCA1 as a new therapeutic target now extends to nasal, sinus, and other respiratory diseases, including CF, asthma, chronic sinusitis, and COPD. While both biologic and small molecule therapeutic approaches may be valid, the early and thus far only compound being tested in the clinic is LOMUCIN, which is currently in a Phase 2 clinical trial for CF in Ireland. My colleagues and I involved in this trial look forward to seeing results later this year.”

Roy C. Levitt, President and CEO of Genaera, commented, “We believe hCLCA1 is an important therapeutic target for all respiratory diseases associated with excess mucus production and inflammation. The gene and the related mucoregulator therapy concept are discoveries and pioneering work by Genaera scientists. We are pleased with the growing number of preclinical and clinical research studies that support these views. At the ATS meeting alone, Roche Pharmaceuticals has further validated the target, presenting preclinical research using a prototype anti-sense therapeutic. Also being presented is exploration of the relationship of hCLCA1 to respiratory viral infections, assisted in part by Takeda Pharmaceuticals. Genaera intends to pursue its development program related to hCLCA1, and will continue to develop its intellectual property portfolio around the target, its uses, and related therapeutic compounds and approaches. At the same time, we will pursue additional program specific funding and other strategic business transactions for the program.”

There is an extensive unmet medical need for a therapy that can prevent abnormal mucus production. Chronic sinusitis is one of the most common reasons for physician visits in the United States, with 35 million cases per year. It is thought that many of the symptoms of chronic sinusitis result from excess mucus production. According to the National Institute of Allergies and Infectious Disease (NIAID) and the American Lung Association, there are more than 65 million patients suffering from diseases where mucus overproduction may be hCLCA1 mediated, including 17 million asthmatics and 35 million respiratory allergy sufferers. Mucus overproduction and small airway plugging is one of the hallmarks of asthma and excess mucus production is also associated with COPD and chronic bronchitis.

Genaera Corporation is a biopharmaceutical company committed to developing medicines for serious diseases from genomics and natural products. Research and development efforts are focused on anti-angiogenesis and respiratory diseases. Genaera has three products in development addressing substantial unmet medical needs in major pharmaceutical markets. These include squalamine, an anti-angiogenesis treatment for cancer and eye disease; interleukin-9 antibody, a respiratory treatment based on the discovery of a genetic cause of asthma; and LOMUCIN™, a mucoregulator to treat the overproduction of mucus and secretions involved in many forms of chronic respiratory disease. For more information on Genaera, visit the company’s website at www.genaera.com.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-

looking statements reflect management’s current views and are based on certain expectations and assumptions. Such statements include, among others, statements regarding the preliminary results and future clinical development plans and prospects for Genaera’s programs. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “develop,” “continuing,” and “progress,” or other words of similar meaning. Genaera’s actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to, Genaera’s history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera’s product candidates may not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; Genaera’s reliance on its collaborators, including MedImmune, in connection with the development and commercialization of Genaera’s product candidates; market acceptance of Genaera’s products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology industry; and the other risks and uncertainties discussed in this announcement and in Genaera’s filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.